UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2014

MARVELL TECHNOLOGY GROUP LTD.

(Exact name of registrant as specified in its charter)

Bermuda (State or other jurisdiction of incorporation)	0-30877 (Commission File Number)	77-0481679 (I.R.S. Employer Identification No.)

Canon’s Court

22 Victoria Street

Hamilton HM 12

Bermuda

(Address of principal executive offices)

(441) 296-6395

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On January 10, 2014, Dr. Pantas Sutardja notified the Board of Directors (the “Board”) of Marvell Technology Group Ltd. (the “Company”) of his decision to resign as Chief Technology Officer and Chief Research and Development Officer to pursue other endeavors. Dr. P. Sutardja’s resignation as a named executive officer is effective as of January 15, 2014. In order to accommodate an orderly transition of his responsibilities, Dr. P. Sutardja will continue to assist the Company for a transition period.

Item 7.01	Regulation FD Disclosure.

On January 16, 2014, the Company issued a press release to announce the appointment of Dr. Zining Wu, effective as of January 15, 2014, as Chief Technology Officer to replace Dr. P. Sutardja.

Dr. Wu has worked at Marvell Semiconductor, Inc., a U.S. operating subsidiary of the Company, since July 1999. Since August 2008, Dr. Wu has served as the Company’s Vice President, Data Storage Technology. Prior to August 2008, Dr. Wu worked as an engineer and in various managerial roles in the Company’s Storage group. Dr. Wu holds a Bachelor of Science in Electronic Engineering from Tsinghua University in Beijing, China, and a Masters of Science and Ph.D. in Electrical Engineering from Stanford University. Dr. Wu holds over 200 U.S. patents and has published eight technical papers and a book related to data storage technology.

A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release dated January 16, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 16, 2014

MARVELL TECHNOLOGY GROUP LTD.

By:	/s/ Michael Rashkin
Michael Rashkin Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated January 16, 2014

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